UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
November 10, 2026
Date of Report (Date of earliest event reported)

REGENCY CENTERS CORPORATION
REGENCY CENTERS, L.P.
(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation) Delaware (Regency Centers, L. P.)	001-12298 (Regency Centers Corporation) 0-24763 (Regency Centers, L.P.)	59-3191743 (Regency Centers Corporation) 59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Independent Drive, Suite 114
Jacksonville, Florida
32202
IRInfo@RegencyCenters.com
(Address of principal executive offices) (Zip Code)
(904)
598-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Regency Centers Corporation

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	REG	The Nasdaq Stock Market LLC
6.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	REGCP	The Nasdaq Stock Market LLC
5.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	REGCO	The Nasdaq Stock Market LLC
Regency Centers, L.P.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Credit Facilities

On November 10, 2026 (the “Closing Date”), Regency Centers, L.P. (“RCLP”), as borrower, and Regency Centers Corporation (“Regency”), as a guarantor, entered into a Seventh Amended and Restated Credit Agreement, dated as of November 10, 2026 (the “Credit Agreement”), with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, which amends and restates in its entirety the Sixth Amended and Restated Credit Agreement, dated as of January 18, 2024 (as amended by the First Amendment to Sixth Amended and Restated Credit Agreement, dated as of July 8, 2024). The Credit Agreement provides for a senior unsecured revolving credit facility in an aggregate principal amount of $1.5 billion (the “Revolving Credit Facility”) with a maturity date of November 8, 2030, and a senior unsecured delayed draw term loan facility in an aggregate principal amount of $550.0 million (the “Term Loan Facility”) with a maturity date of February 10, 2031, which may be drawn in up to six borrowings during the availability period commencing after the Closing Date and ending no later than May 10, 2027. The Credit Agreement has an uncommitted accordion feature allowing for an increase of the revolving commitments, an increase of the term loan commitments (prior to the end of the availability period) or the addition of additional term loans or one or more tranches of new term loans, in each case, subject to certain conditions, including one or more new or existing lenders agreeing to provide commitments for such increased amount, provided that, after giving effect to any such increase or additional term loans, the aggregate amount of commitments and term loans under the Credit Agreement may not exceed $3.0 billion. The Revolving Credit Facility includes a $50.0 million letter of credit sublimit, a swingline subfacility of up to $125.0 million and an option for competitive bid loans of up to 50% of the revolving commitments. The obligations under the Credit Agreement are unsecured and are guaranteed by Regency and, in certain circumstances, certain of Regency’s subsidiaries.

Loans under the Credit Agreement accrue interest at a per annum rate equal to, at RCLP’s election, in the case of the Revolving Credit Facility, either a forward-looking term rate based on the secured overnight financing rate (“SOFR”) or daily simple SOFR plus an applicable margin ranging from 0.625% to 1.350% or a base rate determined according to the highest of the prime rate, the federal funds rate plus 0.50% and daily simple SOFR plus 1.00%, plus an applicable margin ranging from 0.000% to 0.350% and, in the case of the Term Loan Facility, either SOFR or daily simple SOFR plus an applicable margin ranging from 0.675% to 1.550% or a base rate determined according to the highest of the prime rate, the federal funds rate plus 0.50% and daily simple SOFR plus 1.00%, plus an applicable margin ranging from 0.000% to 0.550%. In each case, the applicable margin is determined according to RCLP’s credit rating, subject to a reduction in certain circumstances based on Regency’s ratio of indebtedness to total asset value. RCLP is required to pay a facility fee at a rate ranging from 0.100% to 0.300% per annum, depending on RCLP’s credit rating, subject to a reduction in certain circumstances based on Regency’s ratio of indebtedness to total asset value, on the daily amount of the revolving commitments, whether used or unused. Until the delayed draw term loan commitments under the Term Loan Facility are terminated or expire, RCLP is required to pay a ticking fee at a rate of 0.125% per annum on the daily amount of unfunded delayed draw term loan commitments, which accrues beginning on the date that is ninety-one days after the effective date of the Credit Agreement. Amounts owing under the Credit Agreement (other than competitive bid loans) may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings with respect to which a SOFR-based rate election is in effect. No amortization payments are required on the term loans prior to their maturity date, and term loans that are repaid or prepaid may not be reborrowed. RCLP has the option to extend the maturity date of each of the Revolving Credit Facility and the Term Loan Facility twice, in each case, by an additional six months, subject to the satisfaction of certain conditions, including the payment of an extension fee of 0.050%, in the case of the first extension, and 0.075%, in the case of the second extension, on the aggregate amount of the then-outstanding revolving commitments or term loans, as applicable.

Wells Fargo Securities, LLC, PNC Capital Markets LLC and U.S. Bank National Association were Joint Bookrunners for each of the Revolving Credit Facility and the Term Loan Facility. PNC Bank, National Association and U.S. Bank National Association were Co-Syndication Agents. Each of Wells Fargo Securities, LLC, PNC Capital Markets LLC, U.S. Bank National Association, Truist Securities, Inc. and Regions Capital Markets was a Joint Lead Arranger for the Revolving Credit Facility, and each of PNC Capital Markets LLC, Wells Fargo Securities, LLC, U.S. Bank National Association, The Bank of New York Mellon and Regions Capital Markets was a Joint Lead Arranger for the Term Loan Facility. Each of Regions Bank, Truist Bank, Bank of America, N.A., Mizuho Bank, Ltd., JPMorgan Chase Bank, N.A. and TD Bank, N.A. was a Co-Documentation Agent, and each of The Bank of New York Mellon, BMO Bank, N.A., The Bank of Nova Scotia and Royal Bank of Canada was a Senior Managing Agent. Associated Bank, National Association also participated as a lender under each of the Revolving Credit Facility and the Term Loan Facility.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including restrictions on liens, mergers and other fundamental changes, and, during the continuance of certain events of default, the payment of distributions (subject to an exception for distributions required to maintain Regency’s status as a REIT). The Credit Agreement also includes financial covenants relating to (i) the ratio of indebtedness to total asset value, (ii) the ratio of unsecured indebtedness to unencumbered asset value, (iii) the ratio of adjusted EBITDA to fixed charges and (iv) the ratio of secured indebtedness to total asset value, and, in the case of clauses (i) and (ii), provides for an increase in the maximum ratio for the fiscal quarter in which a material acquisition occurs and the four subsequent fiscal quarters, subject to certain limitations. The Credit Agreement also includes customary events of default for agreements of this type (with customary grace periods, as applicable), including, among others, nonpayment, inaccuracy of representations and warranties, covenant violations, a cross-default to other recourse indebtedness in excess of $125.0 million, judgment defaults, bankruptcy and insolvency events and a change of control.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Credit Agreement attached to this Current Report on Form 8-K as Exhibit 4.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01(d) Financial Statements and Exhibits

4.1

Seventh Amended and Restated Credit Agreement, dated as of November 10, 2026, by and among Regency Centers, L.P., as borrower, Regency Centers Corporation, as a guarantor, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

November 10, 2026	By:	/s/ Michael R. Herman
Michael R. Herman, Senior Vice President, General Counsel and Corporate Secretary

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its general partner

November 10, 2026	By:	/s/ Michael R. Herman
Michael R. Herman, Senior Vice President, General Counsel and Corporate Secretary